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EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference, in the Registration Statement (Form S-8 No. 33-44127) pertaining to the 1985 Incentive Stock Option Plan of Hyperion Software Corporation, 1989 Stock Option Plan of Hyperion Software Corporation, the Hyperion Software Corporation 1991 Employee Stock Purchase Plan, the Hyperion Software Corporation 1991 Non-Employee Director Stock Option Plan, the Hyperion Software Corporation 1991 Stock Plan and to Stock Options Granted Pursuant to Employment, Consulting and Option Agreements, in the Registration Statement (Form S-8 No. 33-57143) pertaining to the Pillar Corporation 1988 Stock Option Plan and to the Pillar Corporation 1992 Long Term Equity Incentive Plan, in the Registration Statements (Form S-8 Nos. 33-57145 and 33-65475) pertaining to the Hyperion Software Corporation 1991 Stock Plan and in the Registration Statement (Form S-3 No. 33-56989) pertaining to the registration of 514,585 shares of Hyperion Software Corporation common stock, of our report dated July 17, 1997, with respect to the consolidated financial statements and schedule of Hyperion Software Corporation included in the Annual Report (Form 10-K) for the year ended June 30, 1997.



                                                 /s/ Ernst & Young LLP


Stamford, Connecticut
September 24, 1997